Exhibit 10.1

AMENDMENT AGREEMENT

THIS AGREEMENT made effective as of the 29th day of May, 2008

AMONG:               REPUBLIC GOLD LIMITED ACN 106 399 311, a body corporate incorporated under the laws of Australia and having its registered office at 144 Cobra Road, Mareeba, Queensland, Australia 4880 (Facsimile No: (07) 4092 3797)

(the “Purchaser”)

AND:                      VISTA GOLD CORP., a body corporate incorporated under the laws of the Yukon Territory, Canada and having an office at Suite 5, 7961 Shaffer Parkway, Littleton, Colorado, U.S.A., 80127 (Facsimile No: (720) 981-1186)

(“Vista”)

AND:                      VISTA GOLD (ANTIGUA) CORP., a body corporate incorporated under the laws of Antigua and Barbuda and having its registered office at 11 Old Parham Road, P.O. Box 1531, St. John’s, Antigua, W.I.

(“Vista Gold Antigua”)

WHEREAS:

A.            the Purchaser, Vista and Vista Gold Antigua (collectively, the “Parties”) entered into a purchase and sale agreement dated the 4th of April 2008 (the “Original Agreement”) pursuant to which Vista sold to the Purchaser, and the Purchaser acquired from Vista, all of the issued and outstanding shares of Vista Gold Antigua; and

B.            it has come to the attention of the Parties that the Original Agreement contained a typographical error and the Parties wish to correct the typographical error;

NOW THEREFORE in consideration of the mutual covenants and promises herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.             In paragraph 1 of Schedule B of the Original Agreement, the reference to “José Melgarejo Biáñez” is deleted and “Juan José Melgarejo Blanez” is substituted in its place.

2.             In paragraph 1 of Schedule B of the Original Agreement, the reference to “José Melgarejo Ibanez” is deleted and “Juan José Melgarejo Blanez” is substituted in its place.

3.             The Original Agreement, as amended hereby, shall continue in full force and effect and the provisions of the Original Agreement, as hereby amended, are ratified and confirmed in all respects.

4.             This Agreement and the Original Agreement shall be read and construed together as if they constituted one document, provided that if there is any inconsistency between the Original

Agreement and the provisions of this Agreement, the provisions of this Agreement shall govern.

5.             This Agreement may be executed in any number of counterparts, each of which when delivered shall be deemed to be an original and all of which together shall constitute one and the same document.  Such counterparts may be delivered by facsimile and when so delivered shall be deemed to be an original.

IN WITNESS WHEREOF the Parties hereto have cause this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

REPUBLIC GOLD LIMITED ACN 106 399 311

By:	/s/ John Kelly
Name: John Kelly
Title: Director

VISTA GOLD CORP.

By:	/s/ Frederick H. Earnest
Name: Frederick H. Earnest
Title: President and Chief Operating Officer

VISTA GOLD (ANTIGUA) CORP.

By:	/s/ John Kelly
Name: John Kelly
Title: Director